UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

              Date of Report (date of earliest event reported): June 27, 2005


                               CEL-SCI CORPORATION
                               -------------------
             (Exact name of Registrant as specified in its charter)


     Colorado                           1-11889               84-0916344
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(State or other jurisdiction    (Commission File No.)        (IRS Employer
of incorporation)                                          Identification No.)

                              8229 Boone Blvd. #802
                                Vienna, VA 22182
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          (Address of principal executive offices, including Zip Code)


Registrant's telephone number, including area code:    (703) 506-9460
                                                       --------------

                                       N/A
                  ---------------------------------------------
          (Former name or former address if changed since last report)


Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02   Unregistered Sale of Equity Securities

      On July 18, 2005, CEL-SCI sold 1,250,000 shares of its common stock and 375,000 warrants to one investor for $500,000. Each warrant entitles the holder to purchase one share of CEL-SCI's common stock at a price of $0.65 per share at any time prior to July 18, 2009.

      The issuance of these securities was exempt under Section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving a public offering. At the time of issuance, the investor that acquired these securities was fully informed and advised about matters concerning CEL-SCI, including CEL-SCI's business, financial affairs and other matters. The investor acquired the securities for its own account. The shares of common stock and warrants are "restricted" securities as defined in Rule 144 of the Securities and Exchange Commission. No underwriters were involved with the sale of these securities.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  July 19, 2005

                                 CEL-SCI CORPORATION



                                 By:   /s/ Geert R. Kersten
                                      ----------------------------------------
                                      Geert R. Kersten, Chief Executive Officer